SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.     25049

FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 13(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) July 25, 2001



CPI CORP.
(exact name of registrant as specified in its charter)



     Delaware                 0-11227                 43-1256674
(State or other       (Commission file Number)   (IRS Employer
 jurisdiction of                                  Identification No.)
 incorporation)


1706 Washington Avenue, St. Louis, Missouri          63103-1790
  (Address of principal executive offices)              (Zip code)



Registrant's telephone number, including area code (314) 231-1575





(Former name or former address, if changes since last report.)






ITEM 5.	OTHER EVENTS

A. On July 25, 2001, CPI Corp. issued the following press release:

- CPI Corp. completes sale of wall decor business

ST. LOUIS, MO., July 25, 2001 - CPI Corp. (NYSE:CPY)(the "Company") announced that it had completed the sale of its Wall Decor segment, which operates under the name "Prints Plus", to TRU Retail, Inc., a California corporation formed by Theodore R. Upland III, President of Prints Plus. The purchase price was approximately $16 million, which included the assumption of certain liabilities, $11 million in TRU Retail preferred stock and approximately $4 million in cash. The Company also provided TRU Retail with a $6.4 million revolving line of credit, of which TRU Retail drew approximately $3.6 million at closing, and the companies eliminated all inter-company accounts. The Wall Decor segment has been treated as a discontinued operation since 1999.

CPI Corp. is a consumer services company, offering photography services through Sears Portrait Studios in the United States, Puerto Rico and Canada, photofinishing services through the searsphotos.com web site and custom computer programming through Centrics Technology, Inc.






















SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





								CPI CORP.
							   (Registrant)




						/s/	Barry Arthur
							--------------
							Barry Arthur
							Authorized Officer and
							Principal Financial Officer



Dated: July 26, 2001